Exhibit 17(a)

[NAME OF ADVANTUS FUND]

ADVANTUS FUNDS
400 ROBERT STREET NORTH
ST. PAUL, MN 55101

PROXY FOR SPECIAL SHAREHOLDERS MEETING
TO BE HELD NOVEMBER 10, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints [Diane M. Orbison], [Donald F. Gruber] and [Eric J. Bentley], or any one of them, as proxies of the undersigned, with full power of substitution, to vote all shares of [Name of Advantus Fund] (the “Fund”) held by the undersigned on September 12, 2003, at a Special Shareholders Meeting of the Fund, to be held at the offices of Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota 55101, on Monday, November 10, 2003, at 10:00 a.m., and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the Notice of Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged.

     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH ITEM. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND.

     1.     To approve an Agreement and Plan of Reorganization providing for the transfer of all assets of the Fund to a mutual fund in [Ivy Fund (a Massachusetts business trust)] or [Ivy Funds, Inc. (a Maryland corporation)], in exchange for shares of that fund and the assumption by that fund of all of the Fund’s liabilities.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A FIDUCIARY CAPACITY, SUCH AS EXECUTOR, ADMINISTRATOR, TRUSTEE, ATTORNEY, GUARDIAN, ETC., PLEASE SO INDICATE. CORPORATE AND PARTNERSHIP PROXIES SHOULD BE SIGNED BY AN AUTHORIZED PERSON INDICATING THE PERSON’S TITLE.

Dated: , 2003

Signature(s) (Title(s), if applicable)

YOU MAY ALSO VOTE BY TOUCH TONE PHONE OR THE INTERNET. CALL TOLL FREE 1-800-690-6903 OR ACCESS WWW.PROXYWEB.COM. SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS ON VOTING BY PHONE OR INTERNET.